EXHIBIT 99.2

ASTRO-MED, INC. CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Astro-Med, Inc. (the “Company”) on Form 10-K for the period ending January 31, 2003as filed with the Securities and Exchange Commission on the Date hereof (the “Report”), I, Joseph P. O’Connell, Vice President and Treasurer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 11, 2003

/S/ JOSEPH P. O’CONNELL Joseph P. O’Connell, Vice President and Treasurer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Astro-Med, Inc. and will be retained by Astro-Med, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.